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                                                                   Exhibit 10.16

                                 GREY WOLF, INC.

                            EXECUTIVE SEVERANCE PLAN

         This Executive Severance Plan (the "Plan") is established by Grey Wolf, Inc. (the "Employer"), effective as of November 15, 2001.

                                    ARTICLE I
                                     PURPOSE

         The purpose of this Plan is to provide certain executive officers of the Employer with economic protection in the event of termination of employment under the circumstances provided for in the Plan within twelve (12) calendar months after a Change of Control of the Employer.

                                   ARTICLE II
                                   DEFINITIONS

         The following words and phrases when used in this Plan shall have the respective meanings set forth below unless the context clearly indicates otherwise:

         2.1 "Administrator" means the Board of Directors of the Employer (the "Board"), except to the extent that the Board has appointed another person or persons to serve as the Administrator with respect to the Plan.

         2.2 "Annual Salary" means the total amount of wages payable to the Participant on an annual basis on the Effective Date of Termination (or, if the Employer has reduced the Participant's Annual Salary within (12) months after a Change of Control of the Employer, the Participant's Annual Salary immediately before such reduction) .

         2.3 "Cause" shall be determined by the Administrator, in exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following: (i) chronic alcoholism or controlled substance abuse as determined by a doctor mutually acceptable to the Employer and the Participant;
(ii) an act of proven fraud or dishonesty on the part of the Participant with respect to the Employer or its subsidiaries; (iii) knowing and material failure by the Participant to comply with material applicable laws and regulations relating to the business of the Employer or its subsidiaries; (iv) the Participant's material and continuing failure to perform (as opposed to unsatisfactory performance) his duties, except where such failure is caused by the illness or other similar incapacity or disability of the Participant; or (v) conviction of the Participant of a crime involving moral turpitude or a felony.

         2.4 "Change of Control" means, during the effectiveness of the Plan:
(i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Employer's then outstanding securities; (ii) there occurs a proxy contest or a consent solicitation,
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or the Employer is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (ii) of this Section 2.4, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Employer's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

         2.5 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

         2.6 "Effective Date of Termination" means the date on which a Qualifying Termination occurs which triggers the payment of Severance Benefits hereunder.

         2.7 "Employee" means any person employed by the Employer who is included on the Federal Insurance Contribution Act rolls of the Employer.

         2.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute. Reference in the Plan to any section of ERISA shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated under such section by the Department of Labor.

         2.9 "Good Reason" means, without the Participant's express written consent, the failure by the Surviving Company after a Change of Control of the Employer to immediately elect or reelect or appoint or reappoint the Participant to a position of employment with the Surviving Company that is at least the same as the position of employment such Participant held with the Employer prior to the Change of Control as reflected on Exhibit "A" hereto or a material change by the Surviving Company in the Participant's salary, functions, duties or responsibilities, which change would reduce the ranking or level, dignity, responsibility, importance or scope of Participant's position with the Company from the position and attributes thereof immediately prior to the Change of Control of the Employer.

         2.10 "Participant" means an executive officer of the Employer who is selected by the Board to participate in the Plan whose name, title and Annual Salary shall be reflected on Exhibit "A" hereto which exhibit may be amended from time to time to add or delete Participants.

         2.11 "Qualifying Termination" means either (i) termination of employment by the Participant for Good Reason within twelve (12) calendar months after a Change of Control of the Employer, or (ii) the Participant's employment is terminated by the Company or the Surviving Company, as the case may be, for any reason other than Cause within twelve (12) calendar months after a Change of Control of the Employer.


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         2.12 "Section" means a section of the Plan unless otherwise stated or the context requires otherwise.

         2.13 "Severance Benefits" mean benefits payable as a result of the termination of a Participant's employment with the Employer as described in
Section 4.1.

         2.14 "Surviving Company" means the company in existence immediately subsequent to the effective date of a Change of Control.

                                   ARTICLE III
                                   ELIGIBILITY

         Severance Benefits are available only to Participants who are terminated in a Qualifying Termination.

                                   ARTICLE IV
                               SEVERANCE BENEFITS

         4.1 Right to Severance Benefit. In the event of a Participant's employment is terminated for a reason that constitutes a Qualifying Termination, such Participant shall be entitled to receive from the Employer a Severance Benefit equal to one and one-half times (1.5x) an amount equal to the sum of:
(i) the Participant's Annual Salary; plus (ii) a bonus equal to thirty percent (30%) of the Participant's Annual Salary. The Participant shall not be entitled to receive a Severance Benefit if his employment with the Employer ends due to death, disability, retirement (as defined under the then established rules of the Employer's tax-qualified retirement plan or if none, as defined in the Employer's policies relating to the retirement of its employees), or due to a voluntary termination of employment by the Participant without Good Reason.

         4.2 Limitation on Termination Payment. Notwithstanding any other provision of the Plan, if any portion of the Severance Benefit or any other payment under any other agreement with or plan of the Employer (in the aggregate "Total Payments") would constitute an "excess parachute payment," then the payments to be made to the Participant under the Plan shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be one dollar ($1.00) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Code, or which the Employer may pay without loss of deduction under
Section 280G(a) of the Code.

         4.3 Form and Timing of Severance Benefit Payment. The Severance Benefits shall be paid in a single lump sum to the Participant within thirty
(30) days of the Effective Date of Termination.

         4.4 Taxes. All required federal, state and local taxes will be deducted from the Severance Benefits paid pursuant to the Plan.

         4.5 Notice of Termination. Any termination by the Employer for Cause or by the Participant for Good Reason shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which


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shall indicate the specific termination provision in the Plan relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated.

         4.6 Successors. The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Employer or of any division or subsidiary thereof to expressly assume and agree to perform the Employer's obligations under the Plan in the same manner and to the same extent that the Employer would be required to perform them if no such succession had taken place. Failure of the Employer to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of the Employer's obligations under the Plan and shall entitle the Participant to compensation from the Employer in the same amount and on the same terms as he would be entitled to hereunder if he had terminated his employment with the Employer voluntarily for Good Reason.

         4.7 Termination Before a Change of Control. Upon a termination of the Participant's employment by the Employer or the Participant or by reason of the Participant's death, disability, resignation or retirement before the occurrence of a Change of Control, there shall be no further rights to a Severance Benefit under the Plan; provided, however, that if the Employer terminates the Participant's employment for any reason other than Cause within six (6) months prior to a Change of Control, then the Participant's rights to a Severance Benefit under the Plan shall be the same as if the termination had occurred within twelve (12) calendar months after a Change of Control.

                                    ARTICLE V
                               PLAN ADMINISTRATION

         5.1 Authority of the Administrator. The Administrator shall have full power and authority to interpret, construe and administer the Plan. All communications from the Administrator to the Participant shall be written in a manner calculated to be understood by the Participant. In addition, the Administrator may employ attorneys, accountants, and other professional advisors to assist the Administrator in the administration of the Plan. The Employer shall pay the reasonable fees of any such advisor employed by the Administrator. To the extent permitted by law, no person serving as the Administrator shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith.

         5.2 Claims Procedure. The Administrator shall be responsible for administering claims for Severance Benefits under the Plan pursuant to the procedures contained in this Section 5.2.

               (a) In the event that Severance Benefits are not paid to a Participant and such Participant believes he is entitled to receive Severance Benefits, then a written claim must be made to the Administrator within sixty days from the date payments are refused. The Administrator will review the written claim, and if the claim is denied in whole or in part, the Administrator will provide in writing within ninety days of receipt of the claim the specific reasons for such denial, reference to the pertinent provisions of the Plan upon which the denial is

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based, and a description of any additional material or information necessary to perfect the claim. Such written notice will further indicate the additional steps to be taken by the Participant if a further review of the claim denial is desired, including a statement that the Participant may (i) request a review upon written application to the Administrator, (ii) review pertinent Plan documents, and (iii) submit issues and comments in writing. If notice of the denial is not furnished in accordance with the above procedure, the claim shall be deemed denied and the claimant shall be permitted to proceed with the review procedure described in paragraph (b) below. A claim will be deemed denied if the Administrator fails to take any action with the said ninety-day period.

               (b) A request by the Participant for a review of the denied claim must be delivered to the Administrator within sixty days after receipt by such Participant of written notification of the denial of such claim (or the date that the claim is deemed denied). The Administrator shall, not later than sixty
(60) days after receipt of a request for a review, make a determination concerning the claim. A written statement stating the decision on review, the specific reasons for the decision, and the specific provisions of the Plan on which the decision is based shall be mailed or delivered to the Participant within such sixty (60) day period. If the decision on review is not furnished within the appropriate time, the claim shall be deemed denied on review.

         5.3 Cost of Administration. The cost of this Plan and the expenses of administering the Plan shall be paid by the Employer.

         5.4 Limitations on Plan Administration. No member of the Administrator nor any other person to whom discretionary authority is or may be granted hereunder shall vote or act upon any matter involving his own rights, benefits or participation in the Plan.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

         6.1 Amendment. Prior to a Change of Control, Employer shall have the right to amend this Plan at any time and from time to time; provided, however, that (i) any such amendment within six (6) months prior to a Change of Control shall only be effective as to a particular Participant to the extent that such Participant consents to the amendment; and (ii) the Plan may not be amended following the occurrence of a Change of Control except and to the extent that any such amendment does not adversely change or affect the benefits to which the Participants are entitled under the Plan.

         6.2 Termination of the Plan. Employer has established this Plan with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect. However, Employer, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time; provided, however, that the Plan may not be terminated following a Change of Control. If Employer terminates the Plan within six (6) months prior to a Change of Control, the Participants will have the same rights to a Severance Benefit under the Plan as if the termination of the Plan had not occurred.


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                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.1 Rights Against Employer. The Plan shall not be deemed to be a consideration for, or an inducement for, the employment of any Employee by the Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, without regard to the effect such discharge may have on any rights under the Plan.

         7.2 Action Taken in Good Faith. Unless prohibited by ERISA, the Administrator and each employee and officer of the Employer who have duties and responsibilities with respect to the establishment or administration of the Plan shall be fully protected with respect to any action taken or omitted to be taken by them in good faith.

         7.3 Indemnification of Employees and Directors. The Employer hereby indemnifies each person serving as the Administrator and each other employee and officer of the Employer who are delegated responsibilities under the Plan against any and all liabilities and expenses, including attorney's fees, actually and reasonably incurred by them in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of membership on the Board or other delegation of responsibilities, except with regard to any matters as to which they shall be adjudged in such action or proceeding to be liable for gross negligence or willful misconduct in connection therewith.

         7.4 Payment Due an Incompetent. If the Administrator shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of mental or physical illness, accident, or death, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister or any person deemed by the Administrator, in its sole discretion, to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Administrator may determine. Any such payment shall be a complete discharge of the liabilities of the Employer under this Plan, and the Employer shall have no further obligation to see to the application of any money so paid.

         7.5 Spendthrift Clause. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

         7.6 Source of Plan Payments. All Severance Benefits paid under the Plan shall be payable directly to the Participants and shall be paid solely out of the general assets of the Company. The Company shall not establish a trust or otherwise fund for the payment of Severance Benefits under the Plan.


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         7.7 Severability. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         7.8 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

         7.9 Governing Law. The validity and effect of this Plan, and the rights and obligations of all persons affected hereby, shall be construed and determined in accordance with the laws of the State of Texas unless superseded by federal law.

         IN WITNESS WHEREOF, the Employer has caused the Plan to be executed effective as of the day and year first above written.

                                    GREY WOLF, INC.


                                    By:_______________________________________
                                             Thomas P. Richards,
                                             President and CEO


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                                 GREY WOLF, INC.
                            EXECUTIVE SEVERANCE PLAN
                                   EXHIBIT "A"
                                NOVEMBER 15, 2001
                                 "PARTICIPANTS"



                    NAME                                   TITLE

        Dale M. Love                     Vice President - Gulf Coast
        James M. Reimers                 Vice President - South Texas
        Merrie S. Costley                Vice President and Controller
        Donald J. Guedry, Jr.            Vice President and Treasurer
        Jim G. Winters                   Vice President - Materials Control
        Ronald G. Hale                   Vice President